SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2002

UNITED DOMINION REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-10524	54-0857512
(State or other jurisdiction of incorporation of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 East Cary Street, Richmond, Virginia 23219

(Address of principal executive offices - zip code)

(804) 780-2691

Registrant’s telephone number, including area code

ITEM 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

99.1	Presentation Materials

ITEM 9. Regulation FD Disclosure

United Dominion Realty Trust, Inc. is furnishing under Item 9 of this Current Report on Form 8-K the information included as Exhibit 99.1 to this report. Exhibit 99.1 includes information that United Dominion presented to analysts on Wall Street that are interested in United Dominion and its business, finances or securities. United Dominion first presented this information to these persons on February 27, 2002.

Note: The information in this report (including the exhibit) is furnished pursuant to Item 9 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Forward-Looking Statements and Qualifications

In addition to historical information, this presentation contains forward-looking statements. The statements are based on current expectations, estimates and projections about the industry and markets in which United Dominion operates, as well as management’s beliefs and assumptions. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which may cause the Company’s actual results, performance or achievements pursuant to its disposition programs and its other activities to be materially different from the results, plans or expectations expressed or implied by such statements. For more details, please refer to the Company’s SEC filings, including its most recent annual report on Form 10-K and quarterly reports on Form 10-Q.

Important Notes

Because this presentation was prepared as a slide show, the text on each page was kept to a minimum to facilitate visual communication and to emphasize major points. This presentation is dated February 27, 2002, and the information and analyses presented should be read as of that date.

About United Dominion Realty Trust, Inc.

United Dominion is one of the country’s largest multifamily real estate investment trusts owning and operating apartment communities nationwide. The Company currently owns all or an interest in approximately 77,000 apartment homes and is the developer for approximately 500 homes under construction. United Dominion’s common stock is traded on the New York Stock Exchange under the symbol UDR. Additional information about United Dominion may be found on its web site at www.udrt.com.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED DOMINION REALTY TRUST, INC.

Date:	March 6, 2002	/s/ Christopher D. Genry
Christopher D. Genry Executive Vice President and Chief Financial Officer

Date:	March 6, 2002	/s/ Scott A. Shanaberger
Scott A. Shanberger Senior Vice President and Chief Accounting Officer

Exhibit Index

99.1     Presentation Materials